UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2023

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-39274	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

400 Spectrum Center Drive

Suite 1900

Irvine, CA 92618

(Address of principal executive offices, including ZIP code)

(833) 565-0550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01	GAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2023, GAN Limited (the “Company”) accepted the resignation of Dermot Smurfit, as the Company’s Chief Executive Officer and as a director of the Company and its operating subsidiaries. The Company and Mr. Smurfit are evaluating a consulting arrangement for Mr. Smurfit, who remains a substantial stockholder in the Company.

Effective September 26, 2023, the Company has appointed Seamus McGill, its current Chairman of the Board, to Interim Chief Executive Officer. Mr. McGill, age 72, has served on the Board of Directors of the Company since 2014. Mr. McGill has 25 years’ experience in the gaming and technology industries and most recently was President of JOINGO, a mobile software company in San Jose, California from December 2013 to October 2015. Prior to JOINGO, Mr. McGill spent five years at Aristocrat Technologies Limited as Chief Operating Officer. Prior to Aristocrat, Mr. McGill was President of Cyberview Technology, Inc. and orchestrated its sale to International Game Technology plc. Mr. McGill held senior positions at WMS Gaming Inc. and oversaw the global growth of that company. He started his career in gaming with Mikohn Gaming Corporation.

In connection with the appointment, the Company and Mr. McGill have reached an agreement on base compensation, which will include:

●	an annual base salary of $500,000;
●	eligibility for cash bonus payments in amounts determined by the Board of Directors from time to time; and
●	participation in the Company’s employee stock option program, benefit plans, practices and programs that the Company makes available to it employees.

Mr. McGill will also be entitled to other benefits which the parties plan to include in a formal written Executive Employment Agreement.

Item 7.01. Regulation FD Disclosure.

Mr. McGill will assume leadership of all of the Company’s executive functions, including leading the Company’s strategic process. The strategic process is continuing and the Company is continuing to evaluate non-binding indications of interest. There are no definitive agreements for a transaction in place at this time. There is no assurance that a transaction will take place, and no expected timetable for completion of any transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2023	GAN Limited

/s/ Brian Chang
Brian Chang
Interim Chief Financial Officer